Exhibit 99.1

Actelis Receives Significant New Orders to Modernize U.S. Military Bases with Rapid Deployment, Cyber Hardened Networking

Advanced GigaLine 800 solution modernizes military installations with immediate high-speed, cyber-hardened connectivity for Army, Navy, and Air Force Installations

FREMONT, Calif., March 28, 2025 -- Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today announced it has received new orders to deliver its advanced GigaLine 800 (GL800) networking solution to help modernize and cyber-harden military bases operations.

“We’re proud to continue our successful collaboration with Communication Construction Services (“CCS”) to deliver essential connectivity solutions for our military in collaboration with a major Military carrier,” said Tuvia Barlev, Chairman and CEO of Actelis. ” Our GL800 provides robust, gigabit speed connectivity to medium and long distances overnight, to support increasingly bandwidth-intensive applications, while maintaining the advantages of rapid deployment, cost-effectiveness, and security that are critical for defense applications.”

These new deployments are set to significantly upgrade outdated installations, enabling cyber-hardened higher bandwidth capabilities to support the growing connectivity needs of the Army, across various on-base facilities. The orders, valued at $140,000, will support military base modernization initiatives, including enhanced connectivity for barracks, information centers, and other installations. The solution enables secure, high-speed internet access, improved communications, and support for smart IoT devices, addressing the critical infrastructure needs of modern military operations.

The GL800, Actelis’ advanced hybrid-fiber solution, enables secure, multi-gigabit, fiber-grade connectivity over existing wiring, facilitating overnight deployment without the need for extensive new construction or engineering work. This approach delivers significant time and cost savings compared to traditional new fiber installation, which can take months and be prohibitively expensive.

Key advantages of the Actelis GL800 solution include:

●	Rapid deployment capabilities, enabling network modernization in hours or days rather than months

●	Immediate gigabit-grade, fiber-grade connectivity using existing infrastructure, eliminating the need for disruptive and costly fiber trenching.

●	Department of Defense-certified security with JITC FIPS certification.

●	Superior reliability and performance even in challenging environmental conditions

●	GL800 supports advanced remote monitoring and management via Actelis’ Element Management System (EMS).

●	GL800 supports Actelis’ Metashield, Cyber protection Saas offering.

This order follows Actelis’ growing momentum in the defense and government sectors, where its solutions are increasingly being deployed for applications including barracks connectivity, surveillance systems, VoIP upgrades, and IoT device integration. The Company’s placement on the Department of Defense Information Network (DoDIN) Approved Products List and certifications from both the Joint Interoperability Test Command (JITC) and the National Institute of Standards and Technology (NIST) for FIPS standards have positioned Actelis as a trusted provider for mission-critical defense networking.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact:

ARX | Capital Markets Advisors

North American Equities Desk

actelis@arxadvisory.com